As filed with the Securities and Exchange Commission on December 13, 2017 Registration Statement No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 ________________

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

Meritor, Inc.
(Exact name of registrant as specified in its charter)
2135 West Maple Road
Troy, Michigan 48084-7186
Indiana	(248) 435-1000	38-3354643
(State or other jurisdiction of	(Address, including zip code, and telephone number,	(I.R.S. Employer
incorporation or organization)	including area code, of registrant’s principal executive offices)	Identification No.)

APRIL MILLER BOISE, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Meritor, Inc.
2135 West Maple Road
Troy, Michigan 48084-7186
(248) 435-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
________________
Copy to:
MICHAEL J. SOLECKI, Esq.
Jones Day
North Point, 901 Lakeside Avenue
Cleveland, Ohio
(216) 586-3939

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
(Do not check if a smaller
reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

CALCULATION OF REGISTRATION FEE
		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities to be	Amount to be	Offering Price per	Aggregate Offering	Registration Fee
Registered	Registered (1)	Unit (1)	Price (1)	(2)
Debt Securities
Common Stock,
par value $1 per share
Preferred Stock, no par value
Warrants	(3)
Guarantees of Debt Securities
Total
____________________

(1)

The registrant is hereby registering an indeterminate aggregate offering price and number or amount of the securities of each identified class of securities being registered, which may be offered from time to time at indeterminate prices or upon conversion of, or exchange for, preferred stock or debt securities that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities.

(2)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of the registration fee relating to the securities that are registered and available for sale under this registration statement, which will be paid from time to time in connection with one or more offerings of securities to be made hereunder.

(3)	Includes warrants to purchase debt securities, warrants to purchase common stock and warrants to purchase preferred stock.

TABLE OF ADDITIONAL REGISTRANTS

		Primary
		Standard	I.R.S.
	Jurisdiction of	Industrial	Employer
	Incorporation or	Classification	Identification
Name of Additional Registrant*	Organization	Code Number	Number
Arvin Holdings Netherlands B.V.	Netherlands	3714	98-0589784
Arvin Technologies, Inc.	Michigan	3714	38-3349979
ArvinMeritor Filters Operating Co., LLC	Delaware	3714	73-1305936
ArvinMeritor Limited	England and Wales	3714	98-0110847
ArvinMeritor OE, LLC	Delaware	3714	38-3622443
Arvinmeritor Sweden AB	Sweden	3714	98-0473144
ArvinMeritor Technology, LLC	Delaware	3714	52-2196523
Meritor Aftermarket USA, LLC	Delaware	3714	26-2497100
Meritor Cayman Islands, Ltd.	Cayman Islands	3714	38-3559688
Meritor Electric Vehicles, LLC	Delaware	3714	82-3270448
Meritor Heavy Vehicle Braking Systems (U.S.A.), LLC	Delaware	3714	38-3441039
Meritor Heavy Vehicle Systems, LLC	Delaware	3714	38-3371768
Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd.	Delaware	3714	25-1407192
Meritor Heavy Vehicle Systems (Venezuela), Inc.	Delaware	3714	38-3436040
Meritor Holdings, LLC
(formerly named ArvinMeritor Holdings Mexico, LLC)	Delaware	3714	98-0439989
Meritor, Inc.	Nevada	3714	52-2092391
Meritor International Holdings, LLC
(formerly named Arvin International Holdings, LLC)	Delaware	3714	90-0218822
Meritor Luxembourg S.A.R.L.	Luxembourg	3714	98-0217915
Meritor Management Corp.	Delaware	3714	25-1221513
Meritor Netherlands B.V.	Netherlands	3714	98-0228486
Meritor Specialty Products LLC	Delaware	3714	82-2716157
Meritor Technology, LLC	Delaware	3714	98-0272396
_______________

*	Addresses and telephone numbers of principal executive offices are the same as those of Meritor, Inc.

Meritor, Inc.

Debt Securities
Common Stock
Preferred Stock
Warrants to Purchase Debt Securities
Warrants to Purchase Common Stock
Warrants to Purchase Preferred Stock
Guarantees of Debt Securities
____________________

We may use this prospectus at any time or from time to time to offer, in one or more offerings, our debt securities, shares of our common stock, shares of our preferred stock, or warrants to purchase our debt securities, common stock or preferred stock. Any or all of the securities may be offered and sold separately or together. This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries, on terms to be determined at the time of the offering. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplements before you invest in our securities.

We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Our common stock is listed on the New York Stock Exchange under the symbol “MTOR”.

Investing in these securities involves certain risks. See “Risk Factors” on page 4. You should carefully consider the risk factors described in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus or in any applicable prospectus supplement before you decide to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is December 13, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, our debt securities, shares of our common stock, shares of our preferred stock, warrants to purchase our debt securities, common stock or preferred stock or any combination of the securities described in this prospectus. This prospectus also covers guarantees, if any, of our payment obligations under any debt securities, which may be given by certain of our subsidiaries, on terms to be determined at the time of the offering.

This prospectus provides you with a general description of the securities we may offer and the manner in which we may offer them. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the manner in which they will be offered. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplements together with the additional information described below under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference”.

We have not authorized anyone to provide any information other than that contained in, or incorporated by reference into, this prospectus, any prospectus supplement or any free writing prospectus prepared by us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

In the event the information set forth in a prospectus supplement differs in any way from the information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document or that the information we have filed and will file with the SEC that is incorporated by reference in this prospectus is accurate as of any date other than the filing date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to “Meritor”, “the company”, “we”, “us” and “our” are to Meritor, Inc., its subsidiaries and its predecessors, unless the context indicates otherwise. The term “you” refers to a prospective investor.

Our fiscal year ends on the Sunday nearest September 30. Our fiscal quarters end on the Sundays nearest December 31, March 31 and June 30. All year and quarter references relate to our fiscal year and fiscal quarters, unless otherwise stated. For ease of presentation, September 30, December 31, March 31 and June 30 are used consistently in this prospectus to represent our fiscal year end, fiscal first quarter end, fiscal second quarter end and fiscal third quarter end, respectively.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information, including the registration statement of which this prospectus is a part and exhibits to the registration statement, with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at http://www.meritor.com. The information contained on and linked from our Internet site is not incorporated by reference into this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

We are “incorporating by reference” in this prospectus specified documents that we file with the SEC, which means:

●	incorporated documents are considered part of this prospectus;
●	we are disclosing important information to you by referring you to those documents; and
●	information contained in certain documents that we file in the future with the SEC automatically will update and supersede earlier information contained in or incorporated by reference in this prospectus or a prospectus supplement (any information so updated or superseded will not constitute a part of this prospectus, except as so updated or superseded).

We incorporate by reference in this prospectus the documents listed below and any documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and prior to the termination of the offering under this prospectus:

●	Our Annual Report on Form 10-K for the year ended September 30, 2017, filed on November 16, 2017;
●	Our Current Reports on Form 8-K filed on October 5, 2017 and November 7, 2017; and
●	The description of our common stock contained in our Registration Statement on Form S-4, as amended (File No. 333-36448), dated June 2, 2000, including any amendment or reports filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating any document, portion thereof or information not deemed “filed” in accordance with SEC rules, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, except to the extent specified otherwise in such Current Reports. Upon written or oral request, we will provide you with a copy of any of the incorporated documents without charge (not including exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents). You may submit such a request for this material to Meritor, Inc., 2135 West Maple Road, Troy, Michigan 48084-7186, Attention: Investor Relations, (248) 435-1000.

CAUTIONARY STATEMENT

This prospectus, and documents that are incorporated by reference in this prospectus, contain statements relating to future results of the company that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to reliance on major original equipment manufacturer (“OEM”) customers and possible negative outcomes from contract negotiations with our major customers, including failure to negotiate acceptable terms in contract renewal negotiations and our ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; our ability to successfully manage rapidly changing volumes in the commercial truck markets and work with our customers to manage demand expectations in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, and our ability to manage or recover such costs; our ability to manage possible adverse effects on our European operations, or financing arrangements related thereto, following the United Kingdom's decision to exit the European Union or, in the event one or more other countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, restrictive government actions regarding trade, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); risks related to our joint ventures; rising costs of pension benefits; the ability to achieve the expected benefits of strategic initiatives and restructuring actions; our ability to successfully integrate the products and technologies of FABCO Holdings, Inc. and future results of such acquisition, including its generation of revenue and it being accretive; the demand for commercial and specialty vehicles for which we supply products; whether our liquidity will be affected by declining vehicle productions in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development and launch of new products; labor relations of the company, our suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of our suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of our debt; our ability to continue to comply with covenants in our financing agreements; our ability to access capital markets; credit ratings of our debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental, asbestos-related, or other matters; the actual impacts of our modifications to benefits provided to certain former union employee retirees on the company’s balance sheet, earnings and amount of cash payments; possible changes in accounting rules; ineffective internal controls; and other substantial costs, risks and uncertainties, including but not limited to those detailed in our Annual Report on Form 10-K for the year ended September 30, 2017 and from time to time in other filings of the company with the SEC. These forward-looking statements are made only as of the respective dates on which they were made, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

OUR COMPANY

We are a premier global supplier of a broad range of integrated systems, modules and components to original equipment manufacturers (“OEMs”) and the aftermarket for the commercial vehicle, transportation and industrial sectors. We serve commercial truck, trailer, military, bus and coach, construction, and other industrial OEMs and certain aftermarkets.

Meritor was incorporated in Indiana in 2000 in connection with the merger of Meritor Automotive, Inc. and Arvin Industries, Inc. Our executive offices are located at 2135 West Maple Road, Troy, Michigan 48084. Our telephone number is (248) 435-1000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the information included and incorporated by reference in this prospectus and the applicable prospectus supplement before you decide to purchase these securities, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended September 30, 2017, as updated from time to time by periodic and current reports that we file with the SEC after the date of this prospectus. Any of these risks could cause our actual results to vary materially from recent results or from anticipated future results or could materially and adversely affect our business, financial condition and results of operations. The occurrence of any of these risks might cause you to lose all or part of your investment in these securities. Please also refer to the section above entitled “Cautionary Statement.”

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we anticipate that the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. Net proceeds may be temporarily invested before use.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated.

	Fiscal Year Ended September 30,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	5.14	2.70	1.69	3.94	1.31

For purposes of this table: (i) for the fiscal years ended September 30, 2013, 2014 and 2015, “earnings” are defined as pre-tax income from continuing operations, adjusted for undistributed earnings of less than majority owned subsidiaries and fixed charges excluding capitalized interest; and (ii) for the fiscal years ended September 30, 2016 and 2017, “earnings” are defined as pre-tax income from continuing operations, advised for minority earnings and share of income from equity investees and fixed charges excluding capitalized interest. “Fixed charges” are defined as interest on borrowings (whether expensed or capitalized), the portion of rental expense applicable to interest, and amortization of debt issuance costs.

Since we had no preferred stock outstanding during any of the periods presented, the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred dividends are the same.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus and the related indenture. The debt securities may be issued as senior or subordinated debt securities and may be secured or unsecured. The debt securities may also be issued as convertible or exchangeable debt securities. We will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.

The debt securities will be issued under an indenture to be entered into between us and U.S. Bank National Association, as trustee, or such other trustee as we may appoint with respect to a particular series of debt securities. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended.

The following description of the general terms and provisions relating to the debt securities is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the indenture, including any supplemental indenture thereto. We have filed a form of indenture with the SEC as an exhibit to the registration statement which includes this prospectus. You should read the indenture, together with any supplemental indenture thereto that we may file from time to time, for provisions that may be important to you. For information on how you can obtain a copy of the form of indenture, see “Where You Can Find More Information.”

To the extent that debt securities are guaranteed, the guarantees will be set forth in the applicable supplemental indenture or in a subsidiary guaranty agreement.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. We encourage you to carefully read the summary below, the applicable prospectus supplements, the indenture and any supplemental indentures thereto.

General

The indenture will provide that we may issue debt securities in one or more series and does not limit the amount of debt securities that may be issued. Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. We may issue debt securities with terms different from those of debt securities that we have previously issued. We may also issue additional amounts of a series of debt securities without the consent of the holders of that series.

The applicable prospectus supplement will describe the terms of any series of debt securities being offered, including the following:

●	the title and principal amount of the series,
●	if other than U.S. dollars, the currency or currencies in which the debt securities are denominated or payable and the manner for determining the equivalent amount in U.S. dollars;
●	the date or dates on which the principal (and any premium) will be payable, or the method for determining these date(s);
●	the interest rate or rates, or the method of determining the rate or rates, at which the debt securities will bear interest;
●	the date or dates from which interest will accrue and the date or dates on which interest will be payable;
●	the place or places where payments will be made;

●	any provisions for redemption of the debt securities at our option;

●	any provisions that would obligate us to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

●	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

●	whether we will issue the debt securities as registered securities, bearer securities or both, and other terms with respect to bearer securities;

●	whether we will issue the debt securities in the form of global securities, the depositary for global securities and provisions for depository arrangements and other applicable terms;

●

whether we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay those additional amounts;

●	any provision that would determine payments on the debt securities by reference to an index;

●	the person to whom we will pay any interest, if other than the record holder on the applicable record date;

●	the manner in which we will pay interest on any bearer debt security, if other than upon presentation and surrender of the coupons;

●	the manner in which any interest payable on any temporary global security will be paid on an interest payment date;

●	any changes in or additions to the events of default or covenants contained in the indenture;

●	any defeasance or covenant defeasance provisions;

●	the designation of the initial exchange rate agent, if applicable;

●	any conversion or exchange features of the debt securities;

●	the terms of any security provided for the debt securities;

●	the terms of subordination applicable to any series of subordinated securities; and

●	the identity of the trustee, authenticating agent, depositary custodian, security registrar and/or paying agent, if other than the trustee.

The foregoing list is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities, and any other terms may be described in the applicable prospectus supplement.

We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any material special U.S. federal income tax considerations or other material special considerations applicable to debt securities we sell at an original issue discount, we will describe them in the applicable prospectus supplement. In addition, we will describe in the applicable prospectus supplement any material special U.S. federal income tax considerations and any other material special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Other than the protections which may otherwise be afforded holders of debt securities as a result of the operation of the covenants described under “—Covenants” below or as may be made applicable to the debt securities as described in the applicable prospectus supplement, there are no covenants or other provisions contained in the indenture that may afford holders of debt securities protection if there is a leveraged buyout or other highly leveraged transaction involving us.

Form and Denominations

We may issue a particular series of debt securities as registered securities, bearer securities or as both registered and bearer securities. Unless we indicate otherwise in the applicable prospectus supplement, we will issue registered securities denominated in U.S. dollars in multiples of $1,000 and bearer securities denominated in U.S. dollars in multiples of $10,000. The indenture provides that we may issue debt securities in global form and in any denomination. Please see “—Global Securities” below. Unless otherwise indicated in the applicable prospectus supplement, bearer securities (other than global securities) will have interest coupons attached.

Registration, Transfer and Exchange

A holder may exchange registered debt securities for other registered debt securities of the same series, in authorized denominations and with like tenor and terms and aggregate principal amount. If debt securities of any series may be issued in both registered and bearer form, the holder may, subject to applicable laws, exchange bearer debt securities for registered debt securities of the same series, in authorized denominations and with like tenor and terms and aggregate principal amount. All unmatured coupons, and all matured coupons in default, must be surrendered with the bearer debt security. If a holder surrenders bearer debt securities in exchange for registered debt securities of the same series and like tenor and terms after a record date for the payment of interest and before the interest payment date, the bearer debt securities will be surrendered without the coupon relating to the interest payment. Interest will not be payable in respect of the registered debt security issued in exchange for the bearer debt security, and will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Unless otherwise specified in the prospectus supplement relating to a particular series, bearer debt securities will not be issued in exchange for registered debt securities.

Debt securities may be exchanged, and a transfer of registered debt securities may be registered, at the office of the security registrar. We may also designate a transfer agent for this purpose for any series of debt securities. No service charge will be made for any exchange or transfer, but payment of any taxes or other governmental charges will be required. We may change the place for exchange and registration of transfer, and may rescind any designation of a transfer agent, at any time. If debt securities of a series are issuable in registered form, we will be required to maintain a transfer agent in each place of payment for that series. If debt securities of a series are issuable in bearer form, we will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for that series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities.

If debt securities of a particular series are to be redeemed, we will not be required to issue, exchange or register the transfer of:

●

any debt securities of that series, during a period beginning 15 days before selection of debt securities to be redeemed and ending at the close of business on the day the redemption notice is mailed (in the case of registered debt securities), the day the notice of redemption is first published (in the case of bearer debt securities) or the earlier of the day the redemption notice is mailed and the day of the first publication of the relevant notice of redemption (in the case of bearer debt securities of such a series that are also issuable as registered debt securities);

●	any registered debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

●	any bearer debt security selected for redemption unless it is exchanged for a registered debt security of like tenor and terms of that series and the registered debt security is simultaneously surrendered for redemption.

Global Securities

We may issue one or more series of the debt securities in the form of global securities that will be deposited with a depositary. This means that we will not issue certificates to each holder of debt securities of that series. Instead, one or more global securities will be issued to the depositary, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased these debt securities. The participant will then keep a record of its clients who purchased these debt securities.

Beneficial interests in global securities will be shown on, and transfers of those interests will be made only through, records maintained by the depositary and its participants. We will make payments on the debt securities represented by a global security only to the depositary, as the registered holder of these debt securities. All payments to the participants are the responsibility of the depositary, and all payments to the beneficial holders of the debt securities are the responsibility of the participants.

Certificates for the debt securities of the series in question may be issued to beneficial holders in some circumstances, including termination of the depositary arrangements by us or the depositary.

If debt securities are to be issued as global securities, the prospectus supplement will name the depositary and will describe the depository arrangements and other applicable terms.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payments for registered debt securities will be made at the office of the trustee. However, we may choose instead to pay principal by check to the registered owner against surrender of the debt securities or to pay interest on registered debt securities by (i) check mailed to the address of the registered owner or (ii) transfer to an account located in the United States maintained by the registered owner. Unless otherwise indicated in the applicable prospectus supplement, each interest payment on registered debt securities will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.

We may from time to time designate additional offices or agencies for payment with respect to any debt securities, approve a change in the location of any such office or agency and, except as provided above, rescind the designation of any such office or agency.

Payments on any debt securities that are payable in a currency other than dollars may be made in dollars in certain circumstances when that currency is no longer used. The prospectus supplement for any such debt securities will describe the circumstances in which this will occur.

Any moneys we deposit with the trustee or paying agent for the payment of principal (or premium, if any) or interest, if any, on any debt security or coupon that remains unclaimed at the end of two years after the payment is due and payable will be repaid to us upon our request. Thereafter, the holder of the debt security or coupon will look only to us for that payment.

Guarantees

Certain subsidiaries of ours named as registrants in the registration statement of which this prospectus is a part, or any combination of them, may guarantee any or all of the series of debt securities. Guarantees may be full or limited, senior or subordinated, secured or unsecured, or any combination thereof. In all cases, however, the obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from being rendered voidable under fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally. The guarantees will not place a limitation on the amount of additional indebtedness that may be incurred by the guarantors.

We will describe the particular terms of any guarantees of debt securities that we may offer in more detail in the applicable prospectus supplement.

Covenants

The indenture will include the following covenants for so long as substantially comparable covenants are provided for the benefit of any of our outstanding debt with which the debt securities will rank equally.

Limitations on Liens. We and certain of our subsidiaries that are not designated as “unrestricted subsidiaries,” which we call “restricted subsidiaries,” are prohibited from creating, incurring, assuming or suffering to exist any “secured debt,” which means indebtedness for money borrowed (other than indebtedness among us and the restricted subsidiaries), which is secured by a mortgage or other lien on any “principal property” of ours or of a restricted subsidiary or a pledge, lien or other security interest on any shares of stock or indebtedness of a restricted subsidiary, without equally and ratably securing the outstanding debt securities.

The foregoing restrictions do not apply to:

●	secured debt existing at the date of the indenture;

●

any mortgage, security interest, pledge, lien or encumbrance on property acquired or constructed after the date of the indenture by us or restricted subsidiaries and created contemporaneously with, or within 365 days after, such acquisition or the completion of such construction to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction;

●

mortgages on our property or property of restricted subsidiaries created within 365 days of completion of construction of a new plant or plants on such property to secure all or part of the cost of such construction;

●	the acquisition of property subject to any mortgage, security interest, pledge, lien or encumbrance upon such property existing at the time of acquisition thereof;

●

liens on capital stock acquired after the date of the indenture by us or restricted subsidiaries if the aggregate cost thereof to us and our restricted subsidiaries of all capital stock subject to such liens does not exceed 15% of consolidated net tangible assets (as defined in the indenture);

●	any mortgage, security interest, pledge, lien or encumbrance securing indebtedness of a successor person, to the extent permitted under “—Consolidation, Merger, Conveyance or Transfer;”

●	any mortgage, security interest, pledge, lien or encumbrance securing indebtedness of a restricted subsidiary outstanding at the time it became a restricted subsidiary;

●

any mortgage, security interest, pledge, lien or encumbrance securing indebtedness of any person outstanding at the time it is merged with, or substantially all its properties are acquired by, us or any restricted subsidiary, provided that the foregoing does not extend to any other of our or any restricted subsidiary’s properties;

●	any mortgage, security interest, pledge, lien or encumbrance existing on property or on the outstanding shares or indebtedness of a person existing at the time such person becomes a restricted subsidiary;

●

any mortgage, security interest, pledge, lien or encumbrance created, incurred or assumed in connection with any industrial revenue bond, pollution control bond or similar financing arrangement between us or any restricted subsidiary and any federal, state or municipal government or other governmental body or agency;

●

any mortgage, security interest, pledge, lien or encumbrance created in connection with extensions, renewals or refunding (or successive extensions, renewals or refunding) of any indebtedness secured by a mortgage, security interest, pledge, lien or encumbrance permitted by the foregoing permitted liens upon the same property (plus improvements thereon), provided that the amount of such indebtedness outstanding shall not at that time be increased;

●

liens, pledges or deposits in connection with contracts, including subcontracts, with (or made at the request of) the United States or any department or agency thereof (“government contracts”), insofar as such liens, pledges or deposits relate to property manufactured, installed or constructed by, to be supplied by, or furnished to, us or any restricted subsidiary pursuant to, or to enable the performance of, such government contracts, or property, the manufacture, installation, construction or acquisition of which is financed pursuant to, or to enable the performance of, such contracts;

●

deposits or liens, pursuant to government contracts, of or upon (i) moneys advanced or paid pursuant to, or in accordance with the provisions of, government contracts, or (ii) any materials or supplies acquired for the purpose of the performance of government contracts;

●

the assignment or pledge, to the extent permitted by law, of our or any restricted subsidiary’s right, title and interest in and to (i) any government contracts, or (ii) any payments due or to become due thereunder, in each case, to secure indebtedness incurred for funds or other property supplied, constructed or installed for or in connection with the performance by us or such restricted subsidiary of its obligations under government contracts;

●

mechanics’, materialmen’s, carriers’ or other like liens, and pledges or deposits made in the ordinary course of business to obtain the release of any such liens or the release of property in the possession of a common carrier;

●	good faith deposits in connection with tenders, leases of real estate or bids or contracts (other than contracts involving the borrowing of money);

●	pledges or deposits to secure public or statutory obligations;

●	deposits to secure (or in lieu of) surety, stay, appeal or customs bonds;

●	deposits to secure the payment of taxes, assessments, customs duties or other similar charges;

●

any mortgage, security interest, pledge, lien or encumbrance arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable us or our restricted subsidiaries to maintain self-insurance or to participate in any arrangements established by law to cover any insurance risks or in connection with workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters;

●	the liens of taxes, assessments or other governmental charges or levies not at the time due, or the validity of which is being contested in good faith;

●	judgment liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

●	easements or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it is held or was acquired;

●	the landlord’s interest under any lease of property;

●	leases granted to others in the ordinary course of business;

●	sale and lease-back transactions to the extent permitted by “—Limitations on Sale and Lease-Back;” and

●

contracts for the manufacture, construction, installation or supply of property, products or services providing for a mortgage, security interest, pledge, lien or encumbrance upon advance, progress or partial payments made pursuant to such contracts and upon any material or supplies acquired, manufactured, constructed, installed or supplied in connection with the performance of such contracts to secure such advance, progress or partial payments.

In addition, we and our restricted subsidiaries may create, incur or assume secured debt not otherwise permitted without equally and ratably securing the outstanding debt securities if the sum of (a) the amount of such secured debt plus (b) the aggregate value of sale and lease-back transactions (not including sale and lease-back transactions the proceeds of which have been applied as set forth in the second bullet under “—Limitations on Sale and Lease-Back”) described below, does not at the time exceed 15% of consolidated net tangible assets.

“Principal property” refers to real property (including buildings and other improvements) of us or any of our restricted subsidiaries, whether currently owned or later acquired, subject to certain exceptions set forth in the indenture, which (i) has, at any date of determination, a book value in excess of 2.5% of consolidated net tangible assets and (ii) in the opinion of our board of directors is of material importance to the total business conducted by us and our restricted subsidiaries, as a whole.

Limitations on Sale and Lease-Back. We and our restricted subsidiaries are prohibited from engaging in “sale and lease-back transactions,” which are sales or transfers (except to us or our restricted subsidiaries) of any principal property owned by us or any restricted subsidiary that has been in full operation for more than 180 days prior to such sale or transfer, where we or such restricted subsidiary has the intention (i) of leasing back such property for more than 36 months and (ii) discontinuing the use of such property on or before the expiration of the term of such lease, unless:

●

we or any restricted subsidiaries would be entitled under “—Limitations on Liens” to incur secured debt equal to the amount realizable upon such sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the outstanding debt securities; or

●

within 180 days of such transaction, we or any restricted subsidiary shall apply an amount equal to the value of the leased property (i) to the retirement (other than a mandatory retirement) of consolidated funded debt (as defined in the indenture) or outstanding indebtedness of us or a restricted subsidiary that was funded debt at the time it was created (other than consolidated funded debt or indebtedness owned by us or any restricted subsidiary) or (ii) to the purchase of other principal property having a value at least equal to the value of such property, provided that the amount to be so applied shall be reduced by the principal amount of any debt securities delivered to the trustee within 180 days of such transaction for retirement and cancellation and the principal amount of consolidated funded debt or debt that was funded debt when created (other than the debt securities) retired by us or a restricted subsidiary within 180 days of such transaction; or

●

the sale and lease-back transaction involved was an industrial revenue bond, pollution control bond or similar financing arrangement between us or any restricted subsidiary and any federal, state, municipal government or other governmental body or agency.

For purposes of this “—Limitations on Sale and Lease-Back,” the term “value” means, the amount equal to the greater of (i) the net proceeds of the sale of the property leased pursuant to the sale and lease-back transaction or (ii) the fair value of such property at the time of entering into such sale and lease-back transaction, as determined by our board of directors, in either case, divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

Limitations on Certain Consolidations, Mergers and Sales of Assets. We may consolidate with or merge into any other person, or convey or transfer our properties and assets substantially as an entirety to any other person, so long as certain specified conditions are met, including:

●	the person surviving the merger or consolidation, or which acquires the assets, is organized under the laws of the United States, or any state of the United States or the District of Columbia, and expressly assumes our obligations under the indenture; and

●	after giving effect to the transaction, there is no event of default under the indenture or event which, after notice or lapse of time or both, would become an event of default.

If, upon our merger or consolidation or any conveyance or transfer of our properties and assets, any principal property of ours or a restricted subsidiary would become subject to any mortgage, security interest, pledge, lien or encumbrance not otherwise permitted under the indenture, we will, prior to the transaction, secure the outstanding debt securities, equally and ratably with any other indebtedness then entitled to be so secured, by a direct lien on the principal property and certain other properties. The successor person formed by the consolidation or merger, or to which the conveyance or transfer is made, shall succeed to and be substituted for us under the indenture and thereafter we will be relieved of all obligations and covenants under the indenture, the debt securities and any coupons.

Designation of Subsidiaries as Unrestricted Subsidiaries

An “unrestricted subsidiary” is (a) any subsidiary which, in accordance with the provisions of the indenture, has been designated by us as an unrestricted subsidiary, unless and until such subsidiary shall, in accordance with the provisions of the indenture, be designated by us as a restricted subsidiary; and (b) any person of which any one or more unrestricted subsidiaries directly or indirectly own outstanding shares of capital stock having voting power sufficient to elect, under ordinary circumstances (not dependent upon the happening of a contingency), a majority of the directors. A “restricted subsidiary” is any subsidiary other than an unrestricted subsidiary.

We may not designate any restricted subsidiary to be an unrestricted subsidiary unless (1) at the time of designation, such subsidiary does not own, directly or indirectly, any capital stock of any restricted subsidiary or any funded debt or secured debt of us or any restricted subsidiary and (2) immediately after such designation, no default or event of default shall exist.

We may not designate any unrestricted subsidiary to be a restricted subsidiary unless immediately after such designation, no default or event of default shall exist.

Unrestricted subsidiaries will not be restricted by the various provisions of the indenture applicable to restricted subsidiaries, and the debt of unrestricted subsidiaries will not be consolidated with that of us or our restricted subsidiaries in calculating consolidated funded debt under the indenture.

Defeasance and Covenant Defeasance

Defeasance. The prospectus supplement will state whether the indenture’s defeasance provisions apply to the series of debt securities being offered. If these provisions do apply, we will be discharged from our obligations in respect of the debt securities of the series if we irrevocably deposit with the trustee, in trust, sufficient money or U.S. government securities to pay the principal of (and premium, if any) and interest, if any, and any other sums payable on the debt securities when due. We must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to the same federal income tax consequences as if the deposit, defeasance and discharge had not occurred. The opinion must be based on a ruling of the Internal Revenue Service or a change in applicable federal income tax law that occurred after the date of the indenture. In the event of the deposit and discharge, the holders of the debt securities would thereafter be entitled to look only to the trust fund for payments on the debt securities.

Covenant Defeasance. The prospectus supplement will state whether the indenture’s covenant defeasance provisions apply to the series of debt securities being offered. If these provisions apply, (i) we may omit to comply with certain covenants (including the limitations on liens and sale and lease-back transactions) and (ii) the noncompliance will not be deemed to be an event of default under the indenture and the debt securities, if we irrevocably deposit with the trustee, in trust, sufficient money or U.S. government securities to pay the principal of (and premium, if any), interest, if any, and any other sums payable on the debt securities when due. We must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and defeasance of certain obligations and will be subject to the same federal income tax consequences as if the deposit, defeasance and discharge had not occurred. Our obligations under the indenture and debt securities other than with respect to the covenants referred to above and the events of default other than the event of default referred to above will remain in full force and effect.

Modification of Indenture and Waiver of Certain Covenants

Without the consent of the holders of the debt securities of each series affected, we and the trustee may execute a supplemental indenture for limited purposes, including to establish the form and terms of securities of any series, adding to our covenants or events of default, curing ambiguities, appointing a successor trustee and other changes that do not adversely affect the rights of a holder of debt securities.

With the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected, we and the trustee may also execute a supplemental indenture to change the indenture or modify the rights of the holders of debt securities of any series. However, the consent of the holder of each outstanding debt security affected is required for execution of a supplemental indenture that would (i) change the maturity of principal of or interest, if any, on any debt security, reduce the amount of any principal, premium or interest payment, reduce the amount of principal of an original issue discount security (as defined in the indenture) that would be due and payable upon a declaration of acceleration of maturity thereof, change the currency in which any debt security is payable or impair the right to bring suit to enforce any payment rights, (ii) reduce the percentage of holders of debt securities of the series whose consent is required to authorize the supplemental indenture, or (iii) modify the provisions under “Remedies—Waiver of Past Defaults” or “Supplemental Indentures” except to increase any such percentage or provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding security of such series affected thereby.

The holders of a majority of the outstanding principal amount of the debt securities of any series may waive our compliance with certain covenants in the indenture with respect to that series.

The indenture contains provisions for determining whether the holders of the requisite percentage of outstanding principal amount of a series of debt securities have given any request, demand, authorization, direction, notice, consent or waiver or whether a quorum is present at a meeting of holders of debt securities, in cases where debt securities were issued at a discount, where the principal amount was denominated in a foreign currency, or where the principal amount is determined with reference to an index. In addition, for these purposes, debt securities owned by us or our affiliates are deemed not to be outstanding. The indenture also contains provisions for convening meetings of the holders of a series issuable as bearer debt securities, which may be called by the trustee and also by us or the holders of at least 10% in principal amount of the outstanding debt securities of that series.

Defaults and Certain Rights on Default

An “event of default” with respect to any series of debt securities is defined in the indenture as any of the following events:

●	failure to pay any interest on the debt securities of the series for 30 days after it is due;

●	failure to pay principal of (and premium, if any, on) the debt securities of the series when due, whether at maturity, upon acceleration or upon redemption;

●	failure to perform any other covenant in the indenture for 90 days after notice;

●	certain events of bankruptcy, insolvency, receivership or reorganization relating to us; or

●	any other event of default made applicable to a particular series of debt securities and described in the applicable prospectus supplement for that series.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series. We are required to deliver to the trustee annually a written statement as to the fulfillment of our obligations under the indenture.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of the series may declare the principal amount of all the debt securities of the series to be immediately due and payable. The declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding principal amount of the debt securities of the series.

Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities, unless the holders offer to the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, subject to certain limitations described in the indenture, the holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. The holders of a majority of the outstanding principal amount of the debt securities of any series may waive any past default with respect to debt securities of the series except a default in payment on any of the debt securities of the series or a default with respect to a covenant that cannot be modified without the consent of the holder of each debt security affected.

Conversion Rights

If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our common stock or other securities or property will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of our common stock or other securities or property to be received by the holders of debt securities would be subject to adjustment.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The trustee is an affiliate of one of a number of banks with which we maintain ordinary banking relationships.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, as amended or superseded by any applicable prospectus supplement, includes a summary of certain provisions of our amended and restated articles of incorporation and our amended and restated by-laws. This description is subject to the detailed provisions of, and is qualified by reference to, our amended and restated articles of incorporation and our amended and restated by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue (1) 500,000,000 shares of common stock, with a par value of $1 per share, of which 88,583,473 shares were outstanding as of November 30, 2017 and (2) 30,000,000 shares of preferred stock, without par value, of which 2,000,000 shares are designated as Series A Junior Participating Preferred Stock. The authorized shares of our common stock and preferred stock are available for issuance without further action by our shareholders, unless the action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our shareholders is not so required, our board of directors may determine not to seek shareholder approval.

Certain of the provisions described below that are contained in our amended and restated articles of incorporation, our amended and restated by-laws and/or the Indiana Business Corporation Law could have the effect of discouraging transactions that might lead to a change of control of us. These provisions:

●	establish a classified board of directors whereby our directors are elected for staggered terms in office so that only one-third of our directors stand for election in any one year;

●	require shareholders to provide advance notice of any shareholder nominations of directors or any proposal of new business to be considered at any meeting of shareholders;

●	require a supermajority vote to remove a director or to amend or repeal certain provisions of our amended and restated articles of incorporation;

●	require that any action by written consent of shareholders without a meeting be unanimous;

●	preclude shareholders from amending our by-laws or calling a special meeting of shareholders; and

●	include fair price provisions and other restrictions on certain business combinations.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. Dividends may not be paid on our common stock unless all accrued dividends on our preferred stock, if any, have been paid or declared and a sum sufficient for the payment thereof set aside. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share pro rata in the assets remaining after payment to creditors and after payment of the liquidation preference plus any unpaid dividends to holders of any outstanding preferred stock.

Each holder of our common stock is entitled to one vote for each share of common stock outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors. Our amended and restated articles of incorporation provide that unless otherwise determined by our board of directors, no holder of our common stock has any preemptive right to purchase or subscribe for any stock of any class which we may issue or sell.

Computershare is the transfer agent and registrar for our common stock.

Preferred Stock

General. Our amended and restated articles of incorporation permit us to issue up to 30,000,000 shares of our preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our shareholders. The designations and the relative rights, preferences and limitations of the preferred stock of each series will be fixed by an amendment to our amended and restated articles of incorporation relating to each series adopted by our board of directors, including:

●	the maximum number of shares in the series and the distinctive designation of the series;

●	the terms on which dividends, if any, will be paid and the dates at which dividends, if any, shall be payable;

●

the terms on which the shares may be redeemed, if at all, including any restrictions on the repurchase or redemption of such shares by us while there is an arrearage in the payment of dividends or sinking fund installments if applicable;

●	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

●	the amounts payable on shares of the series in the event of our liquidation, dissolution or winding up;

●	the terms and conditions, if any, on which the shares of the series shall be convertible into shares of any other class or series or any other securities of ours or of any other corporation;

●	the restrictions on the issuance of shares of the same series or of any other class or series; and

●	the voting rights, if any, of the holders of shares of the series.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt.

Series A Junior Participating Preferred Stock

Our amended and restated articles of incorporation authorize us to issue up to 2,000,000 shares designated as “Series A Junior Participating Preferred Stock”, none of which are outstanding as of the date hereof. The Series A Junior Participating Preferred Stock was created in connection with our shareholder rights plan which is now expired.

Holders of Series A Junior Participating Preferred Stock are entitled, in preference to holders of common stock, to such dividends as the board of directors may declare out of funds legally available for the purpose. Each share of Series A Junior Participating Preferred Stock is entitled to a minimum preferential quarterly dividend payment of $1 per share but is entitled to an aggregate dividend of 100 times the dividend declared per share of common stock whenever such dividend is declared. In the event of our liquidation, dissolution or winding up, the holders of Series A Junior Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share to holders of our common stock. Each share of Series A Junior Participating Preferred Stock will have 100 votes, and, except as otherwise provided in the amended and restated articles of incorporation or applicable law, will vote together with the holders of our common stock as one class. In the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each share of Series A Junior Participating Preferred Stock will be entitled to receive 100 times the amount received per share by the holders of our common stock. These rights will be protected by customary antidilution provisions. Series A Junior Participating Preferred Stock is not redeemable.

Because of the nature of the Series A Junior Participating Preferred Stock’s dividend, liquidation and voting rights, the value of a one one-hundredth interest in a share of Series A Junior Participating Preferred Stock should approximate the value of one share of our common stock.

Certain Provisions in our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws

Our amended and restated articles of incorporation and amended and restated by-laws contain various provisions intended to (1) promote the stability of our shareholder base and (2) render more difficult certain unsolicited or hostile attempts to take us over which could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business.

Pursuant to our amended and restated articles of incorporation, the number of directors is fixed by our board of directors. Our amended and restated articles of incorporation provide that other than directors elected by the holders of any series of preferred stock or any other series or class of stock except common stock, our directors are divided into three classes, each class to consist as nearly as possible of one-third of the directors. Under Chapter 33 of the Indiana Business Corporation Law, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a by-law expressly electing not to be governed by this provision. Although our amended and restated articles of incorporation provide for a classified board of directors, our amended and restated by-laws include a provision electing not to be subject to this mandatory requirement; however, the Indiana Business Corporation Law permits this election to be rescinded by subsequent action of our board of directors. Our amended and restated by-laws provide that directors elected by shareholders at an annual meeting of shareholders will be elected by a plurality of all votes cast. Under our majority voting policy (which is not part of our by-laws), any nominee for director who is elected but who receives a greater number of “withheld” votes than “for” votes in an uncontested election is required to tender his or her resignation after the certification of the shareholder vote. Our Corporate Governance and Nominating Committee considers the resignation and recommends to our board of directors what action should be taken. Under our majority voting policy, our board of directors is required to take action and publicly disclose its decision and its underlying rationale within 90 days after the certification of the shareholder vote. Currently, the terms of office of the three classes of directors expire, respectively, at our annual meetings in 2018, 2019 and 2020. The term of the successors of each such class of directors expires three years from the year of election.

Our amended and restated articles of incorporation contain a fair price provision pursuant to which a business combination (as defined in our amended and restated articles of incorporation) between us or one of our subsidiaries and an “interested shareholder” (as defined in our amended and restated articles of incorporation) requires approval by the affirmative vote of the holders of not less than 80 percent of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, unless the business combination is approved by at least two-thirds of the continuing directors (as defined in our amended and restated articles of incorporation) or certain fair price criteria and procedural requirements specified in the fair price provision are met. Any amendment or repeal of the fair price provision, or the adoption of provisions inconsistent therewith, must be approved by the affirmative vote of the holders of not less than 80 percent of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, unless the amendment, repeal or adoption were approved by at least two-thirds of the continuing directors.

Our amended and restated articles of incorporation and amended and restated by-laws provide that a special meeting of shareholders may be called only by a resolution adopted by a majority of the total number of directors which we would have if there were no vacancies. Shareholders are not permitted to call, or to require that the board of directors call, a special meeting of shareholders. Moreover, the business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting pursuant to the notice of the meeting given by us. Our amended and restated by-laws establish an advance notice procedure for shareholders to nominate candidates for election as directors or to bring other business before meetings of our shareholders.

Our amended and restated articles of incorporation provide that the affirmative vote of at least 80 percent of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, would be required to amend or repeal the provisions of our articles of incorporation with respect to the election or removal of directors, the right to call a special shareholders’ meeting, business combinations, the right to make, alter or repeal our articles of incorporation and by-laws or the right to adopt any provision inconsistent with the preceding provisions. In addition, our amended and restated articles of incorporation provide that our board of directors has exclusive authority to make, alter, amend and repeal our by-laws and that our shareholders have no power to do so.

The foregoing summary is qualified in its entirety by the provisions of our amended and restated articles of incorporation and amended and restated by-laws, copies of which have been filed with the SEC.

Indiana Restrictions on Business Combinations

The Indiana Business Corporation Law contains a statutory antitakeover defense that restricts the ability of a “resident domestic corporation” to engage in any business combination with an “interested shareholder” for five years after the date the shareholder became an “interested shareholder” (such date, the “share acquisition date”), unless the business combination or the purchase of shares by the interested shareholder on the interested shareholder’s share acquisition date is approved by the board of directors of the resident domestic corporation before the share acquisition date. If such prior approval is not obtained, the interested shareholder may effect a combination after the five-year period only if the shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. For purposes of these provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation and at any time within the five-year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. These provisions do not apply to a corporation that so elects in its original articles of incorporation or in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our amended and restated articles of incorporation do not exclude us from these provisions.

DESCRIPTION OF THE WARRANTS

The following summarizes the terms of the debt warrants, common stock warrants and preferred stock warrants we may issue. This description is subject to the detailed provisions of a warrant agreement that we will enter into with a warrant agent we select at the time of issue.

General

We may issue warrants evidenced by warrant certificates under the warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer warrants, the applicable prospectus supplement will describe the terms of the warrants, including:

●	the price or prices at which warrants will be issued, if any;
●

the principal amount of debt securities or the number of shares of common or preferred stock purchasable upon exercise of one warrant and the initial price at which the principal amount of debt securities or shares, as applicable, may be purchased upon exercise;

●	in the case of debt warrants, the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with the underlying securities;
●	in the case of preferred stock warrants, if applicable, the designation and terms of the preferred stock purchasable upon exercise of the preferred stock warrants;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	the dates on which the right to exercise the warrants begins and expires;
●	if necessary, certain material United States federal income tax consequences;
●	call provisions, if any;
●	whether the warrants represented by the warrant certificates will be issued in registered or bearer form;
●	information with respect to book-entry procedures, if any;
●	the currency or currencies in which the offering price and exercise price are payable;
●	the identity of the warrant agent for the warrants; and
●	if applicable, the antidilution provisions of the warrants.

Rights as Holders of Debt Securities

Debt warrant holders, as such, will not have any of the rights of holders of debt securities, except to the extent that the consent of debt warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, governing the series of debt securities issuable upon exercise of the debt warrants. In addition, debt warrant holders will not be entitled to payments of principal of and interest, if any, on the debt securities.

No Rights as Shareholders

Holders of stock warrants, as such, will not be entitled to vote, to consent, to receive dividends or to receive notice as shareholders with respect to any meeting of shareholders, or to exercise any rights whatsoever as our shareholders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	to or through underwriters or dealers;
●	directly to one or more purchasers;
●	through agents; or
●	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers or agents and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed on for us by Jones Day as to New York law and by Faegre Baker Daniels LLP as to Indiana law.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended October 1, 2017, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.

Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by us in connection with the offering of the securities being registered.

Amount
SEC registration fee	$(1)
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Trustee fees and expenses	*
Legal fees and expenses	*
Printing expenses	*
Rating agency fees	*
Miscellaneous	*
Total	*
____________________

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee relating to the securities that are registered and available for sale under this registration statement.

*	These fees are calculated based on the amount of securities offered and/or the number of offerings and accordingly are not presently known and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Chapter 37 of the Indiana Business Corporation Law (the “IBCL”) requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding.

The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person is or was a director, officer, employee or agent of the corporation or its subsidiary against liability incurred in the proceeding if (i) the individual’s conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity with the corporation that the conduct was in the corporation’s best interests and (B) in all other cases that the individual’s conduct was at least not opposed to the corporation’s best interests and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful or (B) had no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation, under certain circumstances, to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

Section 8.06 of Meritor’s Amended and Restated Articles of Incorporation contain provisions authorizing, to the extent permitted under the IBCL and Meritor’s Amended and Restated By-Laws, indemnification of directors and officers, including payment in advance of the final disposition of a proceeding of expenses reasonably incurred in defending an action and maintaining liability insurance on such directors and officers. Specifically, Meritor’s Amended and Restated By-Laws provide that Meritor will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, formal or informal, by reason of the fact that such person is or was a director, officer, employee or agent of Meritor, or is or was serving at the request of Meritor as a director, officer, employee, agent, partner, trustee or member or in another authorized capacity of or for another corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual, employee benefit plan or other legal entity, whether or not organized or formed for profit, against expenses (including attorney’s fees) and judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Meritor and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Meritor will pay, in advance of the final disposition of an action, the expenses reasonably incurred in defending such action by a person who may be entitled to indemnification. Meritor’s Amended and Restated By-Laws also set forth particular procedures for submission and determination of claims for indemnification.

Meritor’s directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Meritor and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that Meritor or such persons may be required to make in respect of such liabilities.

Item 16. Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

A.	Each of the undersigned co-registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

	(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

1*	Form of Underwriting Agreement.

4.1	Amended and Restated Articles of Incorporation of Meritor, filed as Exhibit 3-a to Meritor’s Annual Report on Form 10-K for the year ended September 30, 2015, is incorporated herein by reference.

4.2	Amended and Restated By-Laws of Meritor, filed as Exhibit 3-b to Meritor’s Annual Report on Form 10-K for the year ended September 30, 2016, is incorporated herein by reference.

4.3	Form of Indenture between Meritor and U.S. Bank National Association, as trustee.

4.4*	Form of Debt Securities.

4.5*	Form of Subsidiary Guaranty.

4.6*	Form of any Articles of Amendment setting forth the preferences and rights with respect to any preferred stock issued hereunder.

4.7*	Form of Warrant Agreement for Debt Securities, including Warrant Certificate for Debt Securities.

4.8*	Form of Warrant Agreement for Common Stock, including Warrant Certificate for Common Stock.

4.9*	Form of Warrant Agreement for Preferred Stock, including Warrant Certificate for Preferred Stock.

5.1	Opinion of Jones Day.

5.2	Opinion of Faegre Baker Daniels LLP.

12	Computation of Ratio of Earnings to Fixed Charges, filed as Exhibit 12 to Meritor’s Annual Report on Form 10-K for the year ended September 30, 2017, is incorporated herein by reference.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Jones Day, contained in its opinion filed as Exhibit 5.1 to this registration statement.

23.3	Consent of Faegre Baker Daniels LLP, contained in its opinion filed as Exhibit 5.2 to this registration statement.

23.4	Consent of Bates White LLC.

23.5	Consent of April Miller Boise, Esq., Senior Vice President, General Counsel and Corporate Secretary of Meritor.

24.1	Power of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Meritor.

24.2	Powers of Attorney authorizing certain persons to sign amendments and supplements to this registration statement on behalf of certain directors and officers of the guarantor subsidiaries of Meritor contained in the signature pages of this registration statement.

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee under the indenture referenced in Exhibit 4.3 to this registration statement.
____________________

*	To be filed by amendment or as an exhibit to a document to be incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

MERITOR, INC.

By	/s/ April Miller Boise
April Miller Boise
Senior Vice President, General Counsel
and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth above by the following persons in the capacities indicated:

Signature	Title
Jeffrey A. Craig*	Chief Executive Officer (principal executive officer)
and Director

William R. Newlin*	Chairman of the Board and Director

Jan A. Bertsch, Rhonda L. Brooks,	Directors
Ivor J. Evans, William J. Lyons, Lloyd G. Trotter and
Thomas L. Pajonas*

Kevin A. Nowlan*	Senior Vice President and Chief Financial Officer
(principal financial officer and principal accounting
officer)

*By	/s/ April Miller Boise
April Miller Boise
Attorney-in-Fact**
____________________

**	By authority of the power of attorney filed as Exhibit 24.1 hereto

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

ARVIN HOLDINGS NETHERLANDS B.V.

By	/s/ Mark Schaitkin
Mark Schaitkin
Managing Director

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Mark Schaitkin	Principal Executive Officer,	December 13, 2017
Mark Schaitkin	Managing Director and Authorized
U.S. Representative

/s/ Arny Paul Liep Khie Nai-Chung-Tong	Principal Financial Officer,	December 13, 2017
Arny Paul Liep Khie Nai-Chung-Tong	Principal Accounting Officer and
Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

ARVIN TECHNOLOGIES, INC.

By	/s/ Mark Schaitkin
Mark Schaitkin
President and Secretary

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Mark Schaitkin	President (principal executive officer)	December 13, 2017
Mark Schaitkin	Secretary and Director

/s/ Paul Bialy	Vice President, Controller (principal	December 13, 2017
Paul Bialy	accounting officer) and Director

/s/ Scott M. Confer	Vice President, Assistant Secretary	December 13, 2017
Scott M. Confer	and Director

/s/ Carl D. Anderson, II	Vice President, Treasurer (principal	December 13, 2017
Carl D. Anderson, II	financial officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

ARVINMERITOR FILTERS OPERATING CO., LLC

By	/s/ Mark Schaitkin
Mark Schaitkin
President and Secretary

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Mark Schaitkin	President (principal executive officer)	December 13, 2017
Mark Schaitkin	Secretary and Director

/s/ Paul Bialy	Vice President, Controller (principal	December 13, 2017
Paul Bialy	accounting officer) and Director

/s/ Carl D. Anderson, II	Vice President, Treasurer (principal	December 13, 2017
Carl D. Anderson, II	financial officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

ARVINMERITOR LIMITED

By	/s/ Mark Schaitkin
Mark Schaitkin
Director

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Mark Schaitkin	Director and Authorized	December 13, 2017
Mark Schaitkin	U.S. Representative

/s/ Paul Bialy	Director	December 13, 2017
Paul Bialy

/s/ Craig Schmitter	Director	December 13, 2017
Craig Schmitter

/s/ Huw James	Secretary (principal executive,	December 13, 2017
Huw James	financial and accounting officer)
and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

ARVINMERITOR OE, LLC

By	/s/ Mark Schaitkin
Mark Schaitkin
President and Secretary

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Mark Schaitkin	President (principal executive officer)	December 13, 2017
Mark Schaitkin	Secretary and Director

/s/ Paul Bialy	Vice President, Controller (principal	December 13, 2017
Paul Bialy	accounting officer) and Director

/s/ Carl D. Anderson, II	Vice President, Treasurer (principal	December 13, 2017
Carl D. Anderson, II	financial officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

ARVINMERITOR SWEDEN AB

By	/s/ Paul Bialy
Paul Bialy
Chairman

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Paul Bialy	Principal Executive Officer,	December 13, 2017
Paul Bialy	Chairman and Director

/s/ Scott McGregor	Principal Accounting Officer, Principal	December 13, 2017
Scott McGregor	Financial Officer and Director

/s/ Joseph A. Plomin	Deputy and Director	December 13, 2017
Joseph A. Plomin

/s/ Mark Schaitkin	Authorized U.S. Representative	December 13, 2017
Mark Schaitkin

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

ARVINMERITOR TECHNOLOGY, LLC

By	/s/ Mark Schaitkin
Mark Schaitkin
President and Secretary

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Mark Schaitkin	President (principal executive officer),	December 13, 2017
Mark Schaitkin	Secretary and Director

/s/ Paul Bialy	Vice President, Controller (principal	December 13, 2017
Paul Bialy	accounting officer) and Director

/s/ Scott M. Confer	Vice President, Assistant Secretary	December 13, 2017
Scott M. Confer	and Director

/s/ Carl D. Anderson, II	Vice President, Treasurer (principal	December 13, 2017
Carl D. Anderson, II	financial officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

MERITOR AFTERMARKET USA, LLC

By	/s/ Brett Penzkofer
Brett Penzkofer
President

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Brett Penzkofer	President (principal executive officer)	December 13, 2017
Brett Penzkofer	and Director

/s/ Mark Schaitkin	Vice President, Secretary and Director	December 13, 2017
Mark Schaitkin

/s/ Paul Bialy	Vice President, Controller (principal	December 13, 2017
Paul Bialy	accounting officer) and Director

/s/ Carl D. Anderson, II	Vice President, Treasurer (principal	December 13, 2017
Carl D. Anderson, II	financial officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

MERITOR CAYMAN ISLANDS, LTD.

By	/s/ Mark Schaitkin
Mark Schaitkin
President and Secretary

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Mark Schaitkin	President (principal executive officer)	December 13, 2017
Mark Schaitkin	Secretary, Director and Authorized
U.S. Representative
/s/ Paul Bialy	Vice President, Controller (principal	December 13, 2017
Paul Bialy	accounting officer) and Director

/s/ Carl D. Anderson, II	Vice President and Treasurer	December 13, 2017
Carl D. Anderson, II	(principal financial officer)

/s/ Craig Schmitter	Assistant Treasurer and Director	December 13, 2017
Craig Schmitter

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

MERITOR ELECTRIC VEHICLES, LLC

By	/s/ Mark Schaitkin
Mark Schaitkin
President

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Mark Schaitkin	President (principal executive officer)	December 13, 2017
Mark Schaitkin

/s/ Paul Bialy	Vice President, Controller (principal	December 13, 2017
Paul Bialy	accounting officer) and Director

/s/ Carl D. Anderson, II	Vice President, Treasurer (principal	December 13, 2017
Carl D. Anderson, II	financial officer) and Director

/s/ Brett L. Eilander	Vice President, Secretary and Director	December 13, 2017
Brett L. Eilander

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

MERITOR HEAVY VEHICLE BRAKING
SYSTEMS (U.S.A.), LLC

By	/s/ Chris Villavarayan
Chris Villavarayan
President

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Chris Villavarayan	President (principal executive officer)	December 13, 2017
Chris Villavarayan	and Director

/s/ Carl D. Anderson, II	Vice President and Treasurer	December 13, 2017
Carl D. Anderson, II	(principal financial officer)

/s/ Mark Schaitkin	Vice President, Secretary and Director	December 13, 2017
Mark Schaitkin

/s/ Brett L. Eilander	Vice President, Assistant Secretary	December 13, 2017
Brett L. Eilander	and Director

/s/ Paul Bialy	Vice President, Controller (principal	December 13, 2017
Paul Bialy	accounting officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

MERITOR HEAVY VEHICLE SYSTEMS, LLC

By	/s/ Chris Villavarayan
Chris Villavarayan
President

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Chris Villavarayan	President (principal executive officer)	December 13, 2017
Chris Villavarayan	and Director

/s/ Mark Schaitkin	Vice President, Secretary and Director	December 13, 2017
Mark Schaitkin

/s/ Brett L. Eilander	Vice President, Assistant Secretary	December 13, 2017
Brett L. Eilander	and Director

/s/ Paul Bialy	Vice President and Controller (principal	December 13, 2017
Paul Bialy	accounting officer)

/s/ Carl D. Anderson, II	Vice President, Treasurer	December 13, 2017
Carl D. Anderson, II	(principal accounting officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

MERITOR HEAVY VEHICLE SYSTEMS
(SINGAPORE) PTE., LTD.

By	/s/ Daniel Etue
Daniel Etue
President

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Daniel Etue	President (principal executive officer)	December 13, 2017
Daniel Etue	and Director

/s/ Mark Schaitkin	Vice President, Secretary and Director	December 13, 2017
Mark Schaitkin

/s/ Paul Bialy	Vice President, Controller (principal	December 13, 2017
Paul Bialy	accounting officer) and Director

/s/ Brett L. Eilander	Vice President, Assistant Secretary	December 13, 2017
Brett L. Eilander	and Director

/s/ Carl D. Anderson, II	Vice President and Treasurer	December 13, 2017
Carl D. Anderson, II	(principal financial officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

MERITOR HEAVY VEHICLE SYSTEMS
(VENEZUELA), INC.

By	/s/ Mark Schaitkin
Mark Schaitkin
President and Secretary

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Mark Schaitkin	President (principal executive officer),	December 13, 2017
Mark Schaitkin	Secretary and Director

/s/ Paul Bialy	Vice President, Controller (principal	December 13, 2017
Paul Bialy	accounting officer) and Director

/s/ Carl D. Anderson, II	Vice President, Treasurer (principal	December 13, 2017
Carl D. Anderson, II	financial officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

MERITOR HOLDINGS, LLC

By	/s/ Mark Schaitkin
Mark Schaitkin
President and Secretary

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Mark Schaitkin	President (principal executive officer),	December 13, 2017
Mark Schaitkin	Secretary and Director

/s/ Paul Bialy	Vice President, Controller (principal	December 13, 2017
Paul Bialy	accounting officer) and Director

/s/ Carl D. Anderson, II	Vice President, Treasurer (principal	December 13, 2017
Carl D. Anderson, II	financial officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

MERITOR, INC., A NEVADA CORPORATION

By	/s/ Mark Schaitkin
Mark Schaitkin
President and Secretary

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Mark Schaitkin	President (principal executive officer),	December 13, 2017
Mark Schaitkin	Secretary and Director

/s/ Paul Bialy	Vice President, Controller (principal	December 13, 2017
Paul Bialy	accounting officer) and Director

/s/ Carl D. Anderson, II	Vice President, Treasurer (principal	December 13, 2017
Carl D. Anderson, II	financial officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

MERITOR INTERNATIONAL HOLDINGS, LLC

By	/s/ Mark Schaitkin
Mark Schaitkin
President and Secretary

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Mark Schaitkin	President (principal executive officer),	December 13, 2017
Mark Schaitkin	Secretary and Director

/s/ Paul Bialy	Vice President, Controller (principal	December 13, 2017
Paul Bialy	accounting officer) and Director

/s/ Carl D. Anderson, II	Vice President, Treasurer (principal	December 13, 2017
Carl D. Anderson, II	financial officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

MERITOR LUXEMBOURG S.A.R.L.

By	/s/ Mark Schaitkin
Mark Schaitkin
Manager (Gerant)

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Mark Schaitkin	Manager (Gerant, principal executive	December 13, 2017
Mark Schaitkin	officer), Director and Authorized
U.S. Representative

/s/ Carl D. Anderson, II	Director (principal financial and	December 13, 2017
Carl D. Anderson, II	accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

MERITOR MANAGEMENT CORP.

By	/s/ Mark Schaitkin
Mark Schaitkin
President and Secretary

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Mark Schaitkin	President (principal executive officer),	December 13, 2017
Mark Schaitkin	Secretary and Director

/s/ Paul Bialy	Vice President, Controller (principal	December 13, 2017
Paul Bialy	accounting officer) and Director

/s/ Carl D. Anderson, II	Vice President, Treasurer (principal	December 13, 2017
Carl D. Anderson, II	financial officer) and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

MERITOR NETHERLANDS B.V.

By	/s/ Carl D. Anderson, II
Carl D. Anderson, II
Managing Director

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Carl D. Anderson, II	Principal Executive Officer,	December 13, 2017
Carl D. Anderson, II	Managing Director and
Authorized U.S. Representative

/s/ Arny Paul Liep Khie Nai-Chung-Tong	Principal Financial Officer,	December 13, 2017
Arny Paul Liep Khie Nai-Chung-Tong	Principal Accounting Officer and
Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

MERITOR SPECIALTY PRODUCTS LLC

By	/s/ Mark Schaitkin
Mark Schaitkin
President

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Mark Schaitkin	President (principal executive officer)	December 13, 2017
Mark Schaitkin

/s/ Paul Bialy	Vice President and Controller (principal	December 13, 2017
Paul Bialy	accounting officer)

/s/ Carl D. Anderson, II	Vice President, Treasurer	December 13, 2017
Carl D. Anderson, II	(principal financial officer) and Director

/s/ Brett L. Eilander	Vice President, Secretary	December 13, 2017
Brett L. Eilander	and Director

/s/ Chris Villavarayan	Director	December 13, 2017
Chris Villavarayan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 13th day of December, 2017.

MERITOR TECHNOLOGY, LLC

By	/s/ Mark Schaitkin
Mark Schaitkin
President and Secretary

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Craig, Kevin A. Nowlan and April Miller Boise, and each of them singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with full power to them and each of them, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the date set forth below by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Mark Schaitkin	President (principal executive officer),	December 13, 2017
Mark Schaitkin	Secretary and Director

/s/ Paul Bialy	Vice President, Controller (principal	December 13, 2017
Paul Bialy	accounting officer) and Director

/s/ Carl D. Anderson, II	Vice President, Treasurer (principal	December 13, 2017
Carl D. Anderson, II	financial officer) and Director

/s/ Scott M. Confer	Vice President, Assistant Secretary	December 13, 2017
Scott M. Confer	and Director